As filed with the Securities and Exchange Commission on December 22, 2004         Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

DOT HILL SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-3460176
(State of Incorporation)	(I.R.S. Employer Identification No.)

________________________

6305 El Camino Real

Carlsbad, California 92009

(760) 931-5500

(Address of principal executive offices)

________________________

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

________________________

James L. Lambert

Chief Executive Officer and

Vice Chairman of the Board

Dot Hill Systems Corp.

6305 El Camino Real

Carlsbad, California 92009

(760) 931-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Thomas A. Coll, Esq.

Cooley Godward llp

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

________________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)	2,867,261 shares	$8.065	$23,124,459.97	$2,721.75

(1)          Includes 867,261 shares issuable pursuant to the registrant’s 2000 Amended and Restated Equity Incentive Plan and 2,000,000 shares issuable pursuant to the registrant’s 2000 Amended and Restated Employee Stock Purchase Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers such additional shares of the registrant’s Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule and 457(h)(1) and Rule 457(c)  of the Securities Act.  The price per share and aggregate offering price are derived from the average of the high and low sales prices of the registrant’s Common Stock on December 20, 2004, as reported on the Nasdaq National Market.

(3)          Includes associated rights to purchase shares of the registrant’s Series A Junior Participating Preferred Stock.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

The following documents filed by us with the Securities and Exchange Commission, or the SEC, are incorporated by reference herein:

•                  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2003 filed with the SEC on March 15, 2004, including information incorporated by reference therein for our Definitive Proxy Statement on Schedule 14A for our 2004 Annual Meeting of Stockholders filed with the SEC on April 1, 2004;

•                  Our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 filed with the SEC on May 10, 2004, August 9, 2004 and November 9, 2004, respectively;

•                  Our Current Reports on Form 8-K filed with the SEC on January 28, 2004, February 24, 2004, March 25, 2004, June 15, 2004, August 3, 2004, September 2, 2004 and September 3, 2004;

•                  Our Current Report on Form 8-K/A filed with the SEC on May 7, 2004;

•                  The description of our capital stock contained in our Current Report on Form 8-K filed with the SEC on July 23, 2002, including any amendments or reports filed for the purpose of updating such description; and

•                  The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-13317) filed with the SEC on August 29, 1997, as amended by Amendment No. 1 filed with the SEC on September 4, 1997, Amendment No. 2 filed with the SEC on December 11, 2002 and Amendment No. 3 filed with the SEC on May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact

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that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

Our certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of our directors and officers for monetary damages.  Our bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit us to indemnify our other officers.  A summary of the circumstances in which such indemnification is provided for is contained herein, but that summary is qualified in its entirety by reference to Article XI of our bylaws, incorporated by reference in this registration statement.

Under our bylaws, we must generally advance all expenses incurred by our directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of us.  Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under our bylaws or otherwise.  Our bylaws further provide that we may purchase indemnification insurance on a person required or permitted to be indemnified under our bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

From time to time, we may enter into individual contracts with any or all of our directors or officers regarding indemnification and advances, to the fullest extent permitted under Delaware law.  We believe that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.  On August 2, 1999, we entered into employment letter agreements with each of James Lambert and Dana Kammersgard.  Pursuant to these agreements, we agreed to indemnify Mr. Lambert and Mr. Kammersgard for all damages and costs incurred by them in connection with claims arising out of their acts or omissions within the authorized scope of their employment.  The agreements further state that we shall provide such indemnification and advance all expenses incurred in connection with such claims as reasonably requested by these persons to the fullest extent permitted under applicable law, subject to approval by our board of directors from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed with the SEC on September 26, 2001).

4.2	Bylaws (incorporated herein by reference to Exhibit 3.3 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of our Current Report on Form 8-K filed with the SEC on January 14, 2003).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

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4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.6

Rights Agreement, dated as of May 19, 2003, by and between us and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.38 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Deloitte & Touche llp, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward llp (see Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.2

Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.3

Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2004).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an

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employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 21st day of December, 2004.

DOT HILL SYSTEMS CORP.

By:	/s/ JAMES L. LAMBERT

Name:	James L. Lambert

Title:	Chief Executive Officer and Vice Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES L. LAMBERT and PRESTON S. ROMM, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES L. LAMBERT	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	December 21, 2004
(James L. Lambert)

/s/ PRESTON S. ROMM	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 21, 2004
(Preston S. Romm)

/s/ CHARLES F. CHRIST	Chairman of the Board of Directors	December 21, 2004
(Charles F. Christ)

/s/ NORMAN R. FARQUHAR	Director	December 21, 2004
(Norman R. Farquhar)

/s/ JOSEPH D. MARKEE	Director	December 21, 2004
(Joseph D. Markee)

/s/ W.R. SAUEY	Director	December 21, 2004
(W.R. Sauey)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed with the SEC on September 26, 2001).

4.2	Bylaws (incorporated herein by reference to Exhibit 3.3 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of our Current Report on Form 8-K filed with the SEC on January 14, 2003).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.6

Rights Agreement, dated as of May 19, 2003, by and between us and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.38 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Deloitte & Touche llp, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward llp (see Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.2

Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.3

Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2004).